Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Country
Capital Valves Holdings Limited	United Kingdom
Capital Valves Limited	United Kingdom
DNOW Australia Pty. Ltd.	Australia
DNOW Brasil Distribuicao de Produtos Industriais Ltda	Brazil
DNOW Canada ULC	Canada
DNOW de Mexico S de RL de CV	Mexico
DNOW L.P.	United States
DNOW Singapore Pte. Ltd.	Singapore
DNOW UK Limited	United Kingdom
Dura Products, Inc.	Canada
GROUP KZ LLP	Kazakhstan
Istok Business Services LLC	Russian Federation
NOW Brazil Holding LLC	United States
NOW Canada Holding B.V.	Netherlands
NOW Canada Holding ULC	Canada
NOW Cooperatief I U.A.	Netherlands
NOW Cooperatief II U.A.	Netherlands
NOW Distribution (Shanghai) Co., Ltd.	China
NOW Distribution Eurasia, LLC	Russian Federation
NOW Distribution India Private Limited	India
NOW Holding Cooperatief U.A.	Netherlands
NOW Holding LLC	United States
NOW I LLC	United States
NOW Indonesia Holding B.V.	Netherlands
NOW Indonesia Holding LLC	United States
NOW Management, LLC	United States
NOW Mexico Holding I B.V.	Netherlands
NOW Mexico Holding II B.V.	Netherlands
Now Muscat LLC	Oman
NOW Netherlands B.V.	Netherlands
NOW Norway AS	Norway
NOW Russia Holding B.V.	Netherlands
NOW Singapore Holding LLC	United States
PT. NOW Indonesia	Indonesia
Wilson Distribution Holdings BV	Netherlands
Wilson International, Inc.	United States
Wilson Libya Holdings, LLC	United States
Wilson MENA, FZE	United Arab Emirates
Wilson Supply Chain Services Limited	British Virgin Islands
Wilson United Kingdom Limited	United Kingdom
WILSONCOS, L.L.C.	United States